AGREEMENT, AMENDMENT AND WAIVER
                TO THE ASSET PURCHASE AGREEMENT

     AGREEMENT, AMENDMENT and WAIVER, dated as of January 17, 1995 (this "Agreement"), by and between Imo
Industries Inc., a Delaware corporation (the "Seller"), and Mannesmann Capital Corporation, a New York corporation (the "Purchaser").

                    W I T N E S S E T H:

     WHEREAS, the Seller, Imo Industries International
Inc. (the "JV Seller") and the Purchaser have entered into an Asset Purchase Agreement, dated as of November
4, 1994 (the "Asset Purchase Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Asset Purchase
Agreement); and

     WHEREAS, the JV Seller has been merged with and into the Seller as of December 30, 1994; and

     WHEREAS, the Seller and the Purchaser have agreed to amend the Asset Purchase Agreement and to waive compliance with certain provisions thereof as set forth below;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Seller and the Purchaser hereby agree as follows:

     SECTION 1.   Amendments to the Asset Purchase
Agreement. Subject to the satisfaction of the conditions precedent set forth in Sections 2 and 4 hereof, the Asset Purchase Agreement is hereby amended as follows:

     (a) Section 2.2 of the Asset Purchase Agreement is hereby amended by deleting subsection (a) of such
Section 2.2 and substituting in place thereof the following:

     "(a)  As used herein, the term "Closing Net Book
    Value" shall mean an amount equal to (x) the aggregate of (i) the net book value of the Assets, including the South Plant Assets but not including the Joint Venture Interest, less the net book value of the Assumed Liabilities, and (ii) fifty percent
    (50%) of the net book value of the Joint Venture
    Assets less fifty percent (50%) of the Joint
    Venture Liabilities, as such net book values are determined pursuant to Section 2.2(b) and set forth in the Final Balance Sheet, minus (y) $1,000,000.".

     (b) Section 2.2 of the Asset Purchase Agreement is hereby further amended by deleting the first sentence of subsection (b) of such Section 2.2 in its entirety and substituting in place thereof the following:

      "Within ninety (90) days after the Closing Date, the Seller shall prepare and deliver to the Purchaser a statement of (i) the net book value of the Assets, including the South Plant Assets but not including the Joint Venture Interest, and the Assumed Liabilities, and (ii) the net book value of the Joint Venture Assets and the Joint Venture
     Liabilities, in each case, as of the close of business on December 31, 1994, together with footnotes (the "Closing Balance Sheet").".

     (c) Section 2.2 of the Asset Purchase Agreement is hereby further amended by deleting the third sentence of subsection (b) of such Section 2.2 in its entirety and substituting in place thereof the following:

      "The Closing Balance Sheet shall be audited in accordance with United States generally accepted auditing standards by the Seller's independent accountants, Ernst & Young ("Seller's
     Accountants"), and shall be accompanied (within the 90-day period referred to above) by a letter report of Seller's Accountants rendering its opinion that the Closing Balance Sheet presents fairly in all material respects, (i) the net book value of the Assets, including the South Plant Assets and not including the Joint Venture Interest, and the Assumed Liabilities, and (ii) the net book value of the Joint Venture Assets and the Joint Venture
     Liabilities, in each case, as of the close of business on December 31, 1994 on the basis of accounting set forth in this Section 2.2(b).".

     (d) Section 3.1 of the Asset Purchase Agreement is hereby amended by deleting the first sentence of subsection (a) of such Section 3.1 in its entirety and substituting in place thereof the following:

      "The Closing shall take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York,
     New York at 10:00 A.M., on January 17, 1995 and such date of Closing is referred to in this Agreement as the "Closing Date." The Closing shall be deemed effective as of 12:01 A.M. on January 17, 1995, and notwithstanding the fact that the Closing
     Balance Sheet shall be prepared as of the close of business on December 31, 1994, title to, and risk of loss of, the Assets and the Business shall not pass until the effective time of the Closing."

     (e) Section 3.3 of the Asset Purchase Agreement is hereby amended by adding immediately following the words "Owned Real Property" appearing in the second line of subsection (f) of such Section 3.3 the following:
"(other than the North Plant)".

     (f) Section 3.3 of the Asset Purchase Agreement is hereby further amended by deleting subsection (l) of such Section 3.3 in its entirety and substituting in place thereof the following:

      "(l) a lease with respect to the North Plant in the form of Exhibit G hereto (the "North Plant
     Lease") duly executed by the Seller;".

     (g) Section 3.3 of the Asset Purchase Agreement is hereby further amended by adding immediately following the words "Real Property" appearing in the second line of subsection (t) of such Section 3.3 the following: "(other than the North Plant)".

     (h) Section 3.5 of the Asset Purchase Agreement is hereby amended by adding immediately following the words "Real Property" appearing in the second line of subsection (h) of such Section 3.5 the following:
"(other than the North Plant)".

     (i) Section 3.5 of the Asset Purchase Agreement is hereby further amended by deleting subsection (i) of such Section 3.5 in its entirety and substituting in place thereof the following: "(i) the North Plant Lease duly executed by the Purchaser;".

     (j) Section 9.6 of the Asset Purchase Agreement is hereby amended by deleting such section in its entirety and substituting in place thereof the following:

      "9.6.  Subdivision Approvals and North Plant
     Lease. Purchaser shall be satisfied with the actions of the Planning Board of the Township of Hamilton, New Jersey prior to the date hereof in respect of the legal Subdivision of the Turbine
     Trenton Property, including the conditions to the Subdivision imposed by the Planning Board of the Township of Hamilton. Seller, Purchaser and Demag
     Delaval Turbomachinery Corp., a Delaware corporation and wholly owned subsidiary of the Purchaser, shall have entered into the North Plant
     Lease."

     (k) Section 9.8 of the Asset Purchase Agreement is hereby amended by adding immediately following the word "Property" appearing in the sixth line of such
Section 9.8 the following: "(other than the North
Plant)".

     (l) Article XII of the Asset Purchase Agreement is hereby amended by adding the following to the end thereof:

"12.7.  Supply of Electricity to South Plant.  The
     Purchaser covenants and agrees that, from and after the Closing Date until eighteen months thereafter
     (or such earlier or later date as the Purchaser and Seller may agree), the Purchaser will, and will cause its Affiliates to, supply the Seller electricity from the North Plant to the South Plant on the same basis as electricity was being supplied from the North Plant to the South Plant immediately prior to the Closing Date (the "Electricity
     Service") it being understood that in the event of any curtailment or interruption of the electricity supply to the North Plant the only obligation of the Purchaser and its Affiliates to the Seller shall be as set forth in fifth and sixth sentences of this Section 12.7. The Electricity Service shall be supplied to the Seller at the Purchaser's cost for such service as billed by the electric utility company delivering such service (the
     "Electric Utility") to the Purchaser and as indicated on the metering equipment dedicated to the electric service provided to the South Plant
     (the "Electricity Service Cost"). The Purchaser shall, or shall cause its Affiliates to, invoice the Seller after Purchaser's (or its Affiliates') receipt of our invoice therefor from the Electric
     Utility for the Electricity Service Cost for such month, and the Seller shall pay to the Purchaser the amount of the Electricity Service Cost not later than twenty (20) days from the date the Seller receives such invoice. All invoices issued by the Purchaser for Electricity Service Costs shall be supported by detail reports or billing summaries the Purchaser receives from the Electricity Utility. If the Electricity Service is, or is to be, interrupted or curtailed in order to make necessary repairs or alterations to existing systems or to perform critical preventative maintenance, the Purchaser shall use reasonable diligence to communicate to the Seller the nature of the cause of the interruption or curtailment and the expected duration of the interruption or curtailment and to develop a schedule which is acceptable to both parties where possible to resolve the Electricity Service as soon as practical. In the case of a continuing electricity outage, the Purchaser will use reasonable efforts to notify the Electric Utility and seek to have the Electric Utility restore the Electricity Service as soon as practical.
     Notwithstanding anything to the contrary in this Agreement, this Section 12.7 shall survive the Closing and shall remain in full force and effect indefinitely until terminated pursuant to the first sentence of this Section 12.7 provided that the rights of the Seller under this Section 12.7 shall terminate upon the sale or lease by the Seller of all or a substantial portion of the South Plant."

     (m) Section 15.1 of the Asset Purchase Agreement is hereby amended by adding the following definitions for the terms "Electric Utility", "Electricity Service",
"Electricity Service Cost" and "North Plant Lease" where such definitions would appear in such Section 15.1 in correct alphabetical order:

      "'Electric Utility' has the meaning set forth in
     Section 12.7 hereof.

      "'Electricity Service' has the meaning set forth in Section 12.7 hereof."

      "'Electricity Service Cost' has the meaning set forth in Section 12.7 hereof."

      "'North Plant Lease' has the meaning set forth in
     Section 3.3(l) hereof.".

     SECTION 2.   Waivers.  Subject to the satisfaction
of the condition precedent set forth in Section 4 hereof, the Purchaser hereby:

     (a) Waives the Seller's noncompliance with the provisions of Section 9.7 of the Asset Purchase
Agreement with respect to the Seller's obligation to obtain the consents for the assignment of (i) the Co-
Production Agreement, dated September 7, 1991, between the Turbine Division and Nanjing Chemical Industrial
Group, and (ii) the Exclusive License Agreement, dated as of October 1, 1984, by and between Warren A. Rhoades,
Jr., and Marchem Products Company; assigned by
Assignment and Assumption Agreement, dated as of March
3, 1988, among Warren A. Rhoades, Jr., Marchem Products
Company and Imo Delaval Inc.; terminated by a letter agreement, dated January 10, 1990, between the Seller and Warren A. Rhoades, Jr.

     (b) Waives the noncompliance with the provisions of Section 9.9 of the Asset Purchase Agreement.

     (c) Waives the noncompliance with the provisions of the Asset Purchase Agreement with respect to the items set forth on Schedule 1 to this Agreement.

     Notwithstanding the foregoing, the parties agree that any Damages of the Purchaser or its Affiliates which result from the fact that the Seller has not obtained prior to the Closing Date any Permits at its Bridgeton, Missouri and Brazoria County, Texas facilities of a nature similar to the Permits in place at the other facilities of the TurboCare Facilities, which were required by Law to have obtained in connection with the conduct of the Business as of the Closing Date as determined by Erler and Kalinowski, Inc.
("E-K") within 45 days of the Closing Date or such Permits previously identified by the E-K Summaries, the E-K Report or the E-K Environmental Issues Compendium dated January 10, 1995 ("Unobtained Permits") shall be
Retained Liabilities, provided that the foregoing shall not apply to Damages which result from the failure to assign or transfer any Permit of Seller or the Divisions existing as of the Closing Date or the absence of consent by a Governmental Body to the assignment or transfer of any such Permit, and provided further that the rights of the Purchaser and its Affiliates hereunder are subject to the Purchaser taking, after the Closing
Date, such actions as are reasonably required in order to obtain the Unobtained Permits in a reasonable time.

     (d) Waives the noncompliance of the covenants set forth in Section 6.10 of the Asset Purchase Agreement, provided that the Purchaser shall pay to the Seller the amount currently being allocated to the Divisions in respect of the Divisions' current occupation of the office space at 30 Pioneer Road, Singapore and Grove
House, Marylebone Road, England for the remainder of the terms of Seller's lease with respect to each such premises.

     SECTION 3.   Termination of Certain Leases.
Notwithstanding anything in the Asset Purchase
Agreement, it is hereby agreed that the Seller's leasehold interest in the premises located at 84
Ethnikis Anistasios, Athens, Greece and 22 Dalvey
Estate, Singapore will not be assigned to the Purchaser but shall be terminated and Purchaser shall indemnify and reimburse the Seller for all reasonable costs and expenses it incurs in connection with such termination but, in each case, such costs and expenses (other than reasonable attorneys' fees) shall not exceed the remaining amount due under such leases.

     SECTION 4.   References to the JV Seller.  It is
hereby agreed that as a result of the merger of the JV
Seller with and into the Seller as of December 30, 1994, all references to the JV Seller in the Asset Purchase
Agreement shall hereinafter be deemed to be references to the Seller, provided that the foregoing shall not be deemed to modify the definitions of Assumed Liabilities, Joint Venture obligations or Retained Liabilities.

     SECTION 5.   Conditions to Effectiveness.  This
Agreement shall become effective when, and only when, the Seller shall have received counterparts of this Agreement executed by the Purchaser and the Purchaser shall have received counterparts of this Agreement executed by the Seller.

     SECTION 6.   Effect on the Asset Purchase
Agreement. Except as specifically provided herein, the Asset Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.
Notwithstanding anything contained in the Asset Purchase
Agreement to the contrary, Section 6.7 thereof shall survive the Closing.

     SECTION 7.   Binding Effect.  Except as otherwise
permitted by Section 15.14 of the Asset Purchase
Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns as permitted under the Asset
Purchase Agreement.

     SECTION 8.   Execution in Counterparts.  This
Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.   Governing Law.  This Agreement shall
be governed by and construed in accordance with the Law of the State of New York without regard to the principles of conflicts of laws.

     SECTION 10.   Headings.  Section headings in this
Agreement are included herein for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     SECTION 11.   Further Assurances.  Without limiting
any of the provisions of the Asset Purchase Agreement and subject to Section 12.1 thereof, at the reasonable request of Purchaser, Seller shall cooperate with Purchaser and take such other and further action as may be required to obtain any approvals, Permits, consents or waivers required to be obtained by Seller prior to the Closing Date which have not been so obtained.


IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date and year first above written.

                                   IMO INDUSTRIES INC.


                                   By: /s/THOMAS J. BIRD
                                   Name:  Thomas J. Bird
                                   Title: Executive Vice President,
                                         Secretary and General Counsel


                                   MANNESMANN CAPITAL CORPORATION


                                   By: /s/JOSEPH G. INNAMORATI
                                   Name:  Joseph G. Innamorati
                                   Title: Assistant Secretary




                        SCHEDULE 1


                     ADDITIONAL WAIVERS


1. The assignment or transfer of the Permits set forth on Annex A hereto.

2.     The consent to the assignment of the lease for 82
     Grange  Road, Singapore.